Exhibit 99.1

Zayo Group Holdings, Inc. Reports Financial Results for the Third Fiscal Quarter Ended March 31, 2019

Third Fiscal Quarter 2019 Financial Highlights

•	$647.2 million of consolidated revenue; including $555.2 million from the Communications Infrastructure segments and $92.0 million from the Allstream segment.
•	Net income of $34.7 million, including $39.2 million from the Communications Infrastructure segments and a net loss of $4.5 million from the Allstream segment;
•	$321.3 million of adjusted EBITDA, including $306.9 million from Communications Infrastructure and $14.4 million from the Allstream segment.
•	Net installs of $1.7 million on a monthly recurring revenue (MRR) and monthly amortized revenue (MAR) basis, excluding the Allstream segment.
•	Adjusted unlevered free cash flow of $133.9 million.

BOULDER, Colo., May 8, 2019 – Zayo Group Holdings, Inc. (“Zayo” or “the Company”) (NYSE: ZAYO), a global leader in Communications Infrastructure, announced results for the three months ended March 31, 2019.

Third quarter net income increased by $4.5 million over the previous quarter.  Basic and diluted net income per share during the third fiscal quarter was $0.15.  During the three months ended March 31, 2019,  capital expenditures were $206.4 million.

As of March 31, 2019, the Company had $179.7 million of cash and $271.5 million available under its revolving credit facility.

Recent Developments

Revolving Credit Facility Borrowings

On April 3, 2019, Zayo Group, LLC and Zayo Capital (the “Borrowers”) entered into Extension Amendment No. 1 to the Credit Agreement (the “Extension Amendment”) with respect to the Revolver. Under the terms of the Extension Amendment, the maturity date of the revolving credit facility was extended from April 17, 2020 to the earliest of (i) April 17, 2023, (ii) six months prior to the maturity date of the Borrowers’ $500.0 million term loan tranche, which matures on January 19, 2021, subject to the refinancing thereof with debt having a maturity date no earlier than April 17, 2023 or repayment in full, and (iii) six months prior to the maturity date of the Borrower’s 6.00% senior unsecured notes, which mature on April 1, 2023, subject to the refinancing thereof with debt having a maturity date no earlier than April 17, 2023 or repayment in full.  No other terms of the Credit Agreement were amended.

Significant Merger Development

On May 8, 2019, the Company, Front Range TopCo, Inc. (“Parent”), a Delaware corporation and Front Range BidCo, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) to be acquired by a consortium of private equity firms including Digital Colony Partners, LP, EQT Fund Manager S.à r.l. and Devonshire Investors (Delaware) LLC (the “Consortium”). Upon the close of the Merger (defined below), the Company will operate as a privately-held company. Parent and Merger Sub were formed by the Consortium.

The Merger Agreement provides that, among other things and upon the terms and subject to the conditions of the Merger Agreement, (i) Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving and continuing as the surviving corporation in the Merger and a wholly owned subsidiary of Parent, and (ii) at the effective time of the Merger, each outstanding share of common stock of the Company, par value $0.001 per share (“Common Stock”) (other than Common Stock owned by Parent, Merger Sub or any wholly owned subsidiary of Parent or Merger Sub or held in the treasury of the Company, all of which shall be canceled without any consideration being exchanged therefor or shares of Company Common Stock held by holders who have made a valid demand for appraisal in accordance with Section 262 of the Delaware General Corporation Law) will be converted into the right to receive an amount equal to $35.00 per share in cash (the “Merger Consideration”).

The closing of the Merger is subject to customary closing conditions, including (i) the adoption of the Merger Agreement by the holders of not less than a majority of the outstanding shares of Company Common Stock, (ii) the receipt of specified required regulatory approvals, (iii) the absence of any law or order enjoining or prohibiting the Merger or making it illegal, (iv) the accuracy of the representations and warranties contained in the Merger Agreement (subject to “material adverse effect” and materiality qualifications) and (v) compliance with covenants in the Merger Agreement in all material respects. The closing of the Merger is not subject to a financing condition. The Merger is expected to close in the first half of 2020.

Third Fiscal Quarter Financial Results

Three Months Ended March 31, 2019 and December 31, 2018

(in millions)

	Three Months Ended
	March 31, 2019	December 31, 2018
Revenue	$647.2	$639.1
Annualized revenue growth	5%
Operating income	131.6	144.7

Income from operations before income taxes	52.7	52.7
Provision for income taxes	18.0	22.5
Net income	$34.7	$30.2

Adjusted EBITDA	$321.3	$321.2
Annualized Adjusted EBITDA growth	0.1%
Adjusted EBITDA margin	50%	50%

Levered free cash flow	$47.2	$28.4

Three Months Ended March 31, 2019 and March 31, 2018

(in millions)

	Three Months Ended March 31,
	2019	2018
Revenue	$647.2	$649.0
Year-over-year revenue growth	-0.3%
Operating income	131.6	105.5

Income from operations before income taxes	52.7	44.5
Provision for income taxes	18.0	21.0
Net income	34.7	23.5

Adjusted EBITDA	321.3	319.4
Year-over-year Adjusted EBITDA growth	1%
Adjusted EBITDA margin	50%	49%

Levered free cash flow	47.2	67.7

Conference Call

Zayo announced today that it is cancelling the third fiscal quarter 2019 results conference call and webcast originally scheduled for 5:00 p.m. EDT, May 9, 2019. The earnings presentation and a supplemental earnings presentation will be made available through the Investor Relations section of the Company’s website at investors.zayo.com.

About Zayo

Zayo Group Holdings, Inc. (NYSE: ZAYO) provides mission-critical bandwidth to the world’s most impactful companies, fueling the innovations that are transforming our society. Zayo’s 130,000-mile network in North America and Europe includes extensive metro connectivity to thousands of buildings and data centers. Zayo’s communications infrastructure solutions include dark fiber, private data networks, wavelengths, Ethernet, dedicated Internet access, and colocation services. Zayo owns and operates a Tier 1 IP Backbone and 51 carrier-neutral data centers. Through its Cloudlink service, Zayo provides low latency private connectivity that attaches enterprises to their public cloud environments. Zayo serves wireless and wireline carriers, media, tech, content, finance, healthcare and other large enterprises. For more information, visit zayo.com.

Forward Looking Statements

Certain statements made herein, including, for example, statements regarding the benefits of the transaction, certainty of the transaction, the anticipated timing of the transaction and future results or expectations of the Company, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. These forward-looking statements typically include words such as “believes,” “expects,” “plans,” “intends,” “estimates,” “projects,” “could,” “may,” “will,” “should,” or “anticipates” or the negatives thereof, other variations thereon or comparable terminology. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved, and actual results may differ materially from those contemplated by the forward-looking statements. Such statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, many of which are beyond our control, and are not guarantees of future results or achievements. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its businesses or operations. As a result, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the delay or termination of the Merger Agreement; the outcome or length of any legal proceedings that have been, or will be, instituted related to the Merger Agreement; the inability to complete the Merger due to the failure to timely or at all obtain stockholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger, including the receipt on a timely basis or at all of any required regulatory clearances related to the Merger; the failure of Parent to obtain or provide on a timely basis or at all the necessary financing as set forth in the equity commitment letters delivered pursuant to the Merger Agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; the effects of local and national economic, credit and capital market conditions on the economy in general; and the other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the Securities and Exchange Commission (the “SEC”) as described below. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive.

Additional information concerning these and other factors that could affect our forward-looking statements, see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, and in any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov, on the Company’s website at  https://investors.zayo.com or by contacting the investor relations department of the Company. Except to the extent required by applicable law, we disclaim any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information about the Proposed Merger And Where To Find It

In connection with the proposed Merger, the Company will file a proxy statement on Schedule 14A with the SEC. Additionally, the Company plans to file other relevant materials with the SEC in connection with the proposed Merger. This earnings release is not a substitute for the proxy statement or any other document which the Company may file with the SEC. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed Merger and related matters. INVESTORS IN AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER, RELATED MATTERS AND THE PARTIES TO THE MERGER. The materials to be filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or by contacting the investor relations department of the Company.

Participants in the Solicitation

This earnings release does not constitute a solicitation of a proxy from any stockholder with respect to the proposed Merger. However, the Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the proposed Merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, the Company’s definitive proxy statement on Schedule 14A for the 2018 Annual Meeting of Stockholders and the proxy statement and other relevant materials filed with the SEC in connection with the Merger if and when they become available. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the Merger when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph filed, with or furnished to the SEC. All such documents, when filed or furnished, are available free of charge at the SEC’s website at www.sec.gov or by contacting the investor relations department of the Company.

Non-GAAP Financial Measures

The Company provides financial measures that are not defined under generally accepted accounting principles in the United States, or GAAP, including Adjusted EBITDA, Adjusted EBITDA Margin, adjusted unlevered free cash flow and levered free cash flow.

Adjusted EBITDA, as defined below and in Note 16 – Segment Reporting of our consolidated financial statements and notes thereto included in our Annual Report, is the primary measure used by our chief operating decision maker to evaluate segment operating performance.

Adjusted EBITDA is defined as earnings/(loss) from operations before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude acquisition or disposal-related transaction costs, losses on extinguishment of debt, stock-based compensation, unrealized foreign currency gains/(losses) on intercompany loans, gains/(losses) on business dispositions and non-cash income/(loss) on equity and cost method investments. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Adjusted unlevered free cash flow is defined as Adjusted EBITDA less purchases of property and equipment, net of stimulus grants, plus additions to deferred revenue, less non-cash monthly amortized revenue. Levered free cash flow is defined as net cash provided by operating activities less purchases of property and equipment, net of stimulus grants. Adjusted unlevered free cash flow and levered free cash flow are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to net income, net cash flows provided by operating activities, total net cash flows or any other performance measures derived in accordance with GAAP or as alternatives to net cash flows from operating activities or total net cash flows as measures of our liquidity.

Adjusted EBITDA is a performance rather than cash flow measure. In addition to Adjusted EBITDA, management uses adjusted unlevered free cash flow, which measures the ability of Adjusted EBITDA to cover capital expenditures. We use levered free cash flow as a measure to evaluate cash generated through normal operating activities. These metrics are among the primary measures used by management for planning and forecasting future periods. We believe the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and make it easier to compare our results with the results of other companies that have different financing and capital structures. We believe that the presentation of levered free cash flow is relevant and useful to investors because it provides a measure of cash available to pay the principal on our debt and pursue acquisitions of businesses or other strategic investments or uses of capital.

We also monitor Adjusted EBITDA because our subsidiaries have debt covenants that restrict their borrowing capacity that are based on a leverage ratio, which utilizes a modified EBITDA, as defined in our credit agreement and the indentures governing our notes. The modified EBITDA is consistent with our definition of Adjusted EBITDA; however, it includes the pro forma Adjusted EBITDA of and expected cost synergies from the companies acquired by us during the quarter for which the debt compliance certification is due.

Adjusted EBITDA results, along with the quantitative and qualitative information, are also utilized by management and our Compensation Committee, as an input for determining incentive payments to employees.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA:

▪	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;
▪	does not reflect changes in, or cash requirements for, our working capital needs;
▪	does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on our debt; and
▪	does not reflect cash required to pay income taxes.

Adjusted unlevered free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, adjusted unlevered free cash flow:

•	does not reflect changes in, or cash requirements for, our working capital needs;
•	does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on our debt; and
•	does not reflect cash required to pay income taxes.

Levered free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, levered free cash flow:

▪	does not reflect principal payments on debt;
▪	does not reflect principal payments on capital lease obligations;
▪	does not reflect dividend payments, if any; and
▪	does not reflect the cost of acquisitions.

Our computation of Adjusted EBITDA, and levered free cash flow may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.

Because we have acquired numerous entities since our inception and incurred transaction costs in connection with each acquisition, borrowed money in order to finance our operations and acquisitions, and used capital and intangible assets in our business, and because the payment of income taxes is necessary if we generate taxable income after the utilization of our net operating loss carry forwards, any measure that excludes these items has material limitations. As a result of these limitations, these measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of our liquidity. See “Reconciliation of Non-GAAP Financial Measures” for a quantitative reconciliation of Adjusted EBITDA to net income/(loss) and for quantitative reconciliations of adjusted unlevered free cash flow and levered free cash flow, each to net cash provided by operating activities.

Annualized revenue and annualized Adjusted EBITDA are derived by multiplying the total revenue and Adjusted EBITDA, respectively, for the most recent quarterly period by four. Our computations of annualized revenue and annualized Adjusted EBITDA may not be representative of our actual annual results.

Measures referred to as being calculated on a constant currency basis are intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

Tables reconciling non-GAAP measures are included in the Reconciliation of Non-GAAP Financial Measures section of this earnings release and in a supplemental earnings presentation. A glossary of terms used throughout and the supplemental earnings presentation are available under the investor section of the Company’s website at http://investors.zayo.com.

Consolidated Financial Information

Consolidated Statements of Operations

(in millions, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Revenue	$647.2	$649.0	$1,927.4	$1,945.2
Operating costs and expenses
Operating costs (excluding depreciation and amortization)	226.3	234.9	676.7	702.6
Selling, general and administrative expenses (excluding depreciation and amortization )	128.1	117.7	375.7	368.0
Depreciation and amortization	161.2	190.9	475.9	570.4
Total operating costs and expenses	515.6	543.5	1,528.3	1,641.0
Operating income	131.6	105.5	399.1	304.2
Other expenses
Interest expense	(86.4)	(75.3)	(252.6)	(222.0)
Loss on extinguishment of debt	—	—	—	(4.9)
Foreign currency gain/(loss) on intercompany loans	7.1	13.9	(5.8)	27.8
Other income, net	0.4	0.4	7.3	1.7
Total other expenses, net	(78.9)	(61.0)	(251.1)	(197.4)
Income from operations before income taxes	52.7	44.5	148.0	106.8
Provision for income taxes	18.0	21.0	61.0	46.8
Net income	$34.7	$23.5	$87.0	$60.0
Weighted-average shares used to compute net income per share:
Basic	234.9	248.1	239.5	247.3
Diluted	235.8	249.7	240.9	248.7
Net income per share:
Basic and diluted	$0.15	$0.09	$0.36	$0.24

Consolidated Balance Sheets

(in millions, except share amounts)

	March 31,	June 30,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$179.7	$256.7
Trade receivables, net of allowance of $16.9 and $11.1 as of March 31, 2019 and June 30, 2018, respectively	216.9	235.6
Prepaid expenses	71.7	74.1
Other current assets	42.8	29.7
Assets held for sale	—	41.8
Total current assets	511.1	637.9
Property and equipment, net	5,679.1	5,427.6
Intangible assets, net	1,142.3	1,212.1
Goodwill	1,709.4	1,719.1
Deferred income taxes, net	30.7	37.6
Other assets	191.2	175.6
Total assets	$9,263.8	$9,209.9
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$47.5	$45.9
Accrued liabilities	298.2	312.3
Accrued interest	85.4	72.6
Current portion of long-term debt	5.0	5.0
Capital lease obligations, current	9.2	11.9
Deferred revenue, current	170.8	162.9
Liabilities associated with assets held for sale	—	6.1
Total current liabilities	616.1	616.7
Long-term debt, non-current	5,864.1	5,690.1
Capital lease obligation, non-current	171.5	121.6
Deferred revenue, non-current	1,135.9	1,076.3
Deferred income taxes, net	178.6	147.1
Other long-term liabilities	50.7	57.8
Total liabilities	8,016.9	7,709.6

Stockholders' equity
Preferred stock, $0.001 par value - 50,000,000 shares authorized; no shares issued and outstanding as of March 31, 2019 and June 30, 2018, respectively	—	—
Common stock, $0.001 par value - 850,000,000 shares authorized; 235,583,764 and 246,438,483 shares issued and outstanding as of March 31, 2019 and June 30, 2018, respectively	0.2	0.2
Additional paid-in capital	1,554.0	1,881.6
Accumulated other comprehensive loss	(28.3)	(15.5)
Accumulated deficit	(279.0)	(366.0)
Total stockholders' equity	1,246.9	1,500.3
Total liabilities and stockholders' equity	$9,263.8	$9,209.9

Consolidated Statement of Cash Flows

(in millions)

	Nine Months Ended March 31,
	2019	2018
Cash flows from operating activities
Net income	$87.0	$60.0
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	475.9	570.4
Loss on extinguishment of debt	—	4.9
Gain on sale of Scott Rice Telephone ("SRT")	(5.5)	—
Non-cash interest expense	7.6	9.7
Stock-based compensation	79.9	70.5
Amortization of deferred revenue	(112.9)	(100.3)
Foreign currency loss/(gain) on intercompany loans	5.8	(27.8)
Deferred income taxes	37.1	39.0
Provision for bad debts	8.7	5.8
Non-cash loss on investments	0.8	0.5
Changes in operating assets and liabilities, net of acquisitions
Trade receivables	5.5	(33.7)
Accounts payable and accrued liabilities	19.2	23.7
Additions to deferred revenue	138.7	138.0
Other assets and liabilities	(21.8)	(41.2)
Net cash provided by operating activities	726.0	719.5
Cash flows from investing activities
Purchases of property and equipment	(591.1)	(581.9)
Cash paid for acquisitions, net of cash acquired	—	(155.3)
Proceeds from sale of SRT, net of cash held in escrow	39.0	—
Other	—	(0.2)
Net cash used in investing activities	(552.1)	(737.4)
Cash flows from financing activities
Proceeds from debt	275.0	462.8
Principal payments on long-term debt	(108.8)	(314.4)
Principal payments on capital lease obligations	(5.6)	(6.4)
Payment of debt issue costs	—	(4.2)
Common stock repurchases	(402.5)	—
Cash paid for Santa Clara acquisition financing arrangement and other	(5.8)	(3.8)
Net cash (used in)/provided by financing activities	(247.7)	134.0
Net cash flows	(73.8)	116.1
Effect of changes in foreign exchange rates on cash	(6.6)	(7.3)
Net (decrease)/increase in cash, cash equivalents and restricted cash	(80.4)	108.8
Cash, cash equivalents and restricted cash, beginning of year	261.3	225.2
Cash, cash equivalents and restricted cash, end of period	$180.9	$334.0

Supplemental disclosure of non-cash investing and financing activities:
Cash paid for interest, net of capitalized interest	$222.8	$195.1
Cash paid for income taxes	$3.5	$16.9
Non-cash purchases of equipment through capital leasing	$53.0	$18.2
Non-cash purchases of equipment through nonmonetary exchange	$35.7	$10.7
Decrease in accounts payable and accrued expenses for purchases of property and equipment	$(16.3)	$(45.8)

Reconciliation of cash, cash equivalents, and restricted cash:	March 31, 2019	June 30, 2018	March 31, 2018	June 30, 2017
Cash and cash equivalents	$179.7	$256.7	$329.3	$220.7
Restricted cash included in other assets	1.2	4.6	4.7	4.5
Total cash, cash equivalents and restricted cash	$180.9	$261.3	$334.0	$225.2

Reconciliation of Non-GAAP Financial Measures

(in millions)

Adjusted EBITDA and Cash Flow Reconciliation	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Reconciliation of Adjusted EBITDA:
Net income	$34.7	$30.2	$23.5
Interest expense	86.4	84.0	75.3
Provision for income taxes	18.0	22.5	21.0
Depreciation and amortization	161.2	146.9	190.9
Transaction costs	0.9	2.8	3.3
Stock-based compensation	27.0	26.2	19.2
Foreign currency loss/(gain) on intercompany loans	(7.1)	8.3	(13.9)
Non-cash loss on investments	0.2	0.3	0.1
Adjusted EBITDA	$321.3	$321.2	$319.4

Reconciliation of adjusted unlevered free cash flow:
Net cash provided by operating activities	$253.6	$230.6	$262.8
Cash paid for interest, net of capitalized interest	69.7	89.7	58.8
Cash paid for income taxes	0.8	0.7	13.8
Transaction costs	0.9	2.8	3.3
Provision for bad debts	(4.6)	(2.6)	(3.5)
Additions to deferred revenue	(57.6)	(50.6)	(76.1)
Amortization of deferred revenue	38.6	37.3	34.7
Other changes in operating assets and liabilities	19.9	13.3	25.6
Adjusted EBITDA	321.3	321.2	319.4
Purchases of property and equipment	(206.4)	(202.2)	(195.1)
Additions to deferred revenue	57.6	50.6	76.1
Amortization of deferred revenue	(38.6)	(37.3)	(34.7)
Adjusted unlevered free cash flow	$133.9	$132.3	$165.7

Reconciliation of levered free cash flow:
Net cash provided by operating activities	$253.6	$230.6	$262.8
Purchases of property and equipment, net	(206.4)	(202.2)	(195.1)
Levered free cash flow, as defined	$47.2	$28.4	$67.7

Adjusted EBITDA and Cash Flow Reconciliation	Three Months Ended March 31, 2019
	Zayo Consolidated	Allstream	Consolidated Excluding Allstream
Reconciliation of Adjusted EBITDA:
Net income/(loss)	$34.7	$(4.5)	$39.2
Interest expense	86.4	4.2	82.2
Provision for income taxes	18.0	(1.9)	19.9
Depreciation and amortization	161.2	16.4	144.8
Transaction costs	0.9	0.2	0.7
Stock-based compensation	27.0	—	27.0
Foreign currency gain on intercompany loans	(7.1)	—	(7.1)
Non-cash loss on investments	0.2	—	0.2
Adjusted EBITDA	$321.3	$14.4	$306.9

Reconciliation of levered free cash flow:
Net cash provided by operating activities	$253.6	$6.5	$247.1
Purchases of property and equipment, net	(206.4)	(4.7)	(201.7)
Levered free cash flow, as defined	$47.2	$1.8	$45.4

	For the Three Months Ended March 31, 2019
	Fiber Solutions (1)	Transport (1)	Enterprise Networks(1)	zColo (1)	Allstream	Other (1)	Corp/Eliminations (1)	Total
	(in millions)
Net income/(loss)	$63.2	$(7.8)	$8.4	$(13.3)	$(4.5)	$1.3	$(12.6)	$34.7
Interest expense	49.5	14.5	7.9	10.3	4.2	—	—	86.4
Provision for income taxes	—	—	—	—	(1.9)	—	19.9	18.0
Depreciation and amortization expense	61.2	42.4	13.6	27.2	16.4	0.4	—	161.2
Transaction costs	0.4	0.1	0.1	—	0.2	—	0.1	0.9
Stock-based compensation	12.7	7.5	3.4	3.2	—	0.2	—	27.0
Foreign currency loss/(gain) on intercompany loans	0.2	0.1	—	0.1	—	—	(7.5)	(7.1)
Non-cash loss on investments	0.3	—	—	—	—	—	(0.1)	0.2
Segment and consolidated Adjusted EBITDA	$187.5	$56.8	$33.4	$27.5	$14.4	$1.9	$(0.2)	$321.3

 (1) These segments are included in Communications Infrastructure

Investor Relations:

(720) 306-7556

IR@zayo.com